Exhibit 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Medical Capital Management, Inc.
Anaheim, California

We hereby consent to the use in the Prospectus constituting a part of the Amendment to the Registration Statement on Form SB-2 under the Securities Act of 1933, of our report dated November 20, 2000, relating to the financial statements of Medical Capital Management, Inc. as of October 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
January 18, 2001